CONSENT  OF  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Delco Remy America Personal Savings Plan for Hourly-Rate Employees in the United States of our report dated October 2, 1998 with respect to the financial statements and schedules of The Delco Remy America Personal
Savings Plan for Hourly-Rate Employees in the United States included in this Annual Report (Form 11-K) for the year ended July 31, 1998.

/s/  ERNST  &  YOUNG  LLP

Indianapolis,  Indiana
December  18,  1998